Exhibit h.3

Allianz RCM Global EcoTrends Fund

Common Shares

($0.00001 Par Value)

FORM OF INITIAL OFFERING PERIOD AGREEMENT

January [    ], 2007

INITIAL OFFERING PERIOD AGREEMENT

January [    ], 2007

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

Allianz RCM Global EcoTrends Fund, a Massachusetts business trust (the “Fund”), will enter into a distribution agreement with Allianz Global Investors Distributors LLC, a Delaware limited liability company (the “Distributor”), dated as of January [    ], 2007 (the “Distribution Agreement”), whereby the Distributor shall act as the Fund’s principal underwriter for the distribution of common shares of beneficial interest, $0.00001 par value (such shares distributed during the Initial Offering Period (as defined below), the “Common Shares”), of the Fund. The Common Shares shall be offered through a group of dealers selected by the Distributor. The Fund, the Distributor and Allianz Global Investors Fund Management LLC, a Delaware limited liability company (the “Manager”), are entering into this Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Dealer”) to provide for certain matters with respect to the Initial Offering Period (as defined below) of the Common Shares. The Dealer has entered into an amendment to its existing selected dealer agreement (as so amended, the “Dealer Agreement”) with the Distributor with respect to the Fund and its shares. The Common Shares are described in the Prospectus referred to below.

The Fund, the Distributor, the Manager and the Dealer, intending to be bound, hereby agree as follows:

The Fund understands that the Dealer proposes to make a public offering of the Common Shares as soon as the Dealer deems advisable after this Agreement has been executed and delivered.

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (No. 333-138388 and No. 811-21975) covering the registration of the Common Shares under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses, and a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the “Rules and Regulations”). Promptly after execution and delivery of this Agreement, the Fund will prepare and file a prospectus in accordance with paragraph (c) or (h) of Rule 497 (“Rule 497”) of the Rules and Regulations and, as necessary, the provisions of Rule 430A (“Rule 430A”) of the Rules and Regulations. Any information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Dealer for use in connection with the offering of the Common Shares, including the statement of additional information incorporated therein by reference, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Manager acts as the Fund’s investment manager pursuant to an Investment Management Agreement by and between the Fund and the Manager, dated as of January [    ], 2007 (the “Management Agreement”). RCM Capital Management LLC, a Delaware limited liability company (“RCM”), acts as an investment sub-adviser to the Fund pursuant to a Sub-Advisory Agreement between RCM and the Manager, dated as of January [    ], 2007 (the “RCM Sub-Advisory Agreement”). Allianz Global Investors Advisory GmbH, a Gesellschaft Mit Beschraenkter Haftung (GmbH) organized under the laws of Germany (“AGIA” and, together with RCM, the “Sub-Advisers”), acts as an investment sub-adviser pursuant to a Portfolio Management Agreement between AGIA and RCM, dated as of January [    ], 2007 (the “AGIA Sub-Advisory Agreement” and, together with the RCM Sub-Advisory Agreement, the “Sub-Advisory Agreements”). State Street Bank & Trust Company acts as the custodian (the “Custodian”) of the Fund’s cash and portfolio assets pursuant to a Custodian Agreement, dated as of January [    ], 2007 (the “Custodian Agreement”). PFPC Inc. acts as the Fund’s transfer agent, registrar, shareholder servicing agent and dividend disbursing agent with respect to the common shares of the Fund (the “Transfer Agent”) pursuant to a Transfer Agent and Service Agreement, dated as of January [    ], 2007 (the “Transfer Agency Service Agreement” and, together with the Management Agreement, the Sub-Advisory Agreements and the Custodian Agreement, the “Fund Agreements”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Fund, the Manager and the Distributor. The Fund, the Manager and the Distributor jointly and severally represent and warrant to the Dealer as of the date hereof, as of the Applicable Time referred to in Section l(a)(i) hereof, and as of the Closing Time referred to in Section 2(b) hereof, and agree with the Dealer, as follows:

(i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or, to the knowledge of the Fund, the Manager or the Distributor, are pending or are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with in all material respects.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement, the notification on Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), the Rule 482 Statement (as defined below) issued at or prior to the Applicable Time, if any, the Statutory Prospectus (as defined below) and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [    ] p.m. (Eastern time) on January [    ], 2007 or such other time as agreed by the Fund and the Dealer.

“Rule 482 Statement” means a document that contains the number of securities issued, the offering price and any other information, prepared in accordance with the provisions of Rule 482 of the 1933 Act.

“Statutory Prospectus” as of any time means the prospectus relating to the Common Shares that is included in the Registration Statement immediately prior to the Applicable Time, including any document incorporated by reference therein.

Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied in all material respects when so filed with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Dealer for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Common Shares, the Fund has complied or will comply with the requirements of Rule 111 under the Rules and Regulations relating to the payment of filing fees thereof.

The foregoing representations and warranties in this Section l(a)(i) do not apply to statements or omissions relating to the Dealer made in reliance on and in conformity with information furnished to the Fund or its agents by the Dealer or its agents expressly for use in the Registration Statement, Prospectus, Statutory Prospectus, Rule 482 Statement, any preliminary prospectus and any Rule 462(b) Registration Statement (or any amendment or supplement to the foregoing).

(ii) Independent Registered Public Accounting Firm. As of the date of the report of the independent registered public accounting firm contained in the Registration Statement, the independent registered public accounting firm who certified the financial statements included in the Registration Statement is an independent registered public accounting firm as required by the 1933 Act, 1940 Act and the Rules and Regulations.

(iii) Financial Statements. The statements of assets and liabilities included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, presents fairly the financial position of the Fund in all material respects at the date indicated; said statement has been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”).

(iv) Expense Summary. The information set forth in the Prospectus in the Fee Table has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

(v) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects (other than as a result of a change in the financial markets generally) of the Fund, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

(vi) Good Standing of the Fund. The Fund has been duly organized and is validly existing as an unincorporated voluntary association in good standing under the laws of The Commonwealth of Massachusetts and has full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) No Subsidiaries. The Fund has no subsidiaries.

(viii) Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a closed-end, non-diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Fund, the Manager or the Distributor, threatened by the Commission.

(ix) Officers and Trustees. No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission promulgated under the Advisers Act (the “Advisers Act Rules and Regulations”). Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no trustee of the Fund is an “interested person” (as defined in the 1940 Act) of the Fund or an “affiliated person” (as defined in the 1940 Act) of the Dealer. For purposes of this Section l(a)(ix), the Fund, the Manager and the Distributor shall be entitled to rely on representations from such officers and trustees.

(x) Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Fund is as set forth in the Prospectus as of the date thereof under the caption “Description of Shares.” All issued and outstanding shares of beneficial interest of the Fund have been duly authorized and validly issued and are fully paid and non-assessable (except as described in the Registration Statement) and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of beneficial interest of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

(xi) Authorization and Description of the Common Shares. The Common Shares have been duly authorized for issuance and sale and, when issued and delivered by the Fund against payment of the consideration set forth in the Prospectus, will be validly issued and fully paid and non-assessable, except as provided for in the Registration Statement or in Fund’s

Agreement and Declaration of Trust, as amended (the “Declaration of Trust”). The Common Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same to the extent such rights are set forth; no holder of the Common Shares will be subject to personal liability by reason of being such a holder (except as described in the Registration Statement or the Declaration of Trust); and the issuance of the Common Shares is not subject to the preemptive or other similar rights of any securityholder of the Fund.

(xii) Absence of Defaults and Conflicts. The Fund is not in violation of its Declaration of Trust or by-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, bond, debenture, note, loan or credit agreement, lease or other agreement, instrument or any other evidence of indebtedness, or in any other contract required to be included as an exhibit to the Registration Statement, in each case to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (each, a “Material Fund Agreement”), except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Management Agreement, the Sub-Advisory Agreements, the Custodian Agreement and the Transfer Agency and Service Agreement [add other material agreements] referred to in the Registration Statement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Common Shares and the use of the proceeds from the sale of the Common Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to such agreements (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Declaration of Trust or bylaws of the Fund or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations, other than State securities or “blue sky” laws. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

(xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, the Manager or the Distributor, threatened, against or affecting the Fund or its properties, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder.

(xiv) Accuracy of Exhibits. There are no material contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

(xv) Possession of Intellectual Property. The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Common Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), or under the rules of the National Association of Securities Dealers, Inc (“NASD”) or state securities laws.

(xvii) Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus, except where the absence of such possession would not result in a Material Adverse Effect; the Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xviii) Advertisements. All advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides,” “road show scripts” and “electronic road show presentations”) authorized in writing or prepared by the Fund, the Manager or the Distributor, whether in printed or electronic form, for use in connection with the offering and sale of the Common Shares (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the NASD, and no such sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(xix) Subchapter M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

(xx) Distribution of Offering Materials. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Common Shares, will not distribute any offering material in connection with the offering and sale of the Common Shares other than the Registration Statement, any preliminary prospectus, the Prospectus, the Statutory Prospectus, the General Disclosure Package, the Rule 482 Statement, if any, or other materials, if any, permitted by the 1933 Act, the 1940 Act or the Rules and Regulations.

(xxi) Accounting Controls. The Fund maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the investment policies and restrictions of the Fund and with the applicable requirements of the 1940 Act, the 1940 Act Rules and Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the 1940 Act Rules and Regulations; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxii) Absence of Undisclosed Payments. To the knowledge of the Fund, the Manager and the Distributor, neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(xxiii) Fund Agreements. This Agreement and the Fund Agreements have each been duly authorized by all requisite action on the part of the Fund and executed and delivered by the Fund, as of the dates noted therein, and each complies with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations in all material respects. Assuming due authorization, execution and delivery by the other parties thereto with respect to this Agreement and the Fund Agreements, each such Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws.

(xxiv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

(xxv) Taxes. The Fund has filed all tax returns required to be filed through the date of this Agreement, which returns, if any, are complete and correct, and the Fund is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

(xxvi) Market Stabilization Activities. Except as stated in this Agreement and in the Prospectus, the Fund has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities issued by the Fund to facilitate the sale or resale of the Common Shares, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund.

(b) Representations and Warranties by the Manager. The Manager represents and warrants to the Dealer on behalf of itself and, where applicable, the Sub-Advisers, as of the date hereof, as of the Applicable Time and as of the Closing Time referred to in Section 2(b) hereof, as follows:

(i) Good Standing of the Manager. The Manager and RCM has each been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, and AGIA [has been duly organized and is validly existing and in good standing as a Gesellschaft Mit Beschraenkter Haftung under the laws of Germany], with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and each is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, except to the extent that failure to be so qualified and in good standing would not have a Material Adverse Effect on the ability of the Manager, RCM or AGIA, as applicable, to provide services to the Fund.

(ii) Manager Status. The Manager and Sub-Advisers are each duly registered with the Commission as investment advisers under the Advisers Act and are not prohibited by the Advisers Act, the Advisers Act Rules and Regulations, the 1940 Act or the 1940 Act Rules and Regulations from acting on behalf of the Fund under the Management Agreement or the Sub-Advisory Agreements to which such Manager or Sub-Adviser is a party, as contemplated by the Prospectus. There does not exist any proceeding or, to the knowledge of the Manager, any facts or circumstances the existence of which could lead to any proceeding, which might adversely affect the registration of the Manager or the Sub-Advisers as investment advisers with the Commission.

(iii) Description of the Managers. The descriptions of the Manager and the Sub-Advisers in the Registration Statement and the Prospectus complied and complies in all material respects with the provisions the 1933 Act, the 1940 Act, the Advisers Act, the 1940 Act Rules and Regulations and the Advisers Act Rules and Regulations and are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Capitalization. Each of the Manager and the Sub-Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, the General Disclosure Package and under this Agreement and under the Investment Management Agreement or Sub-Advisory Agreement(s) to which it is a party.

(v) Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement, the Management Agreement and the Sub-Advisory Agreements have each been duly authorized, executed and delivered by the Manager and each Sub-Adviser that is a party thereto, and (assuming the due authorization, execution and delivery by each of the parties thereto) the Management Agreement and the Sub-Advisory Agreements each constitute a valid and binding obligation of the Manager and the Sub-Adviser that is a party thereto, enforceable against it in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and neither the execution and delivery of this Agreement, the Management Agreement or the Sub-Advisory Agreements, nor the performance by the Manager or the Sub-Advisers, if a party thereto, of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Manager or a Sub-Adviser is a party or by which it is bound, the certificate of formation, the operating agreement, or other organizational documents of the Manager or a Sub-Adviser, or to the Manager’s knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Manager or a Sub-Adviser or its respective properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Manager or the Sub-Advisers of the transactions contemplated by this Agreement, the Management Agreement or the Sub-Advisory Agreements, except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.

(vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of the Manager to perform its obligations under this Agreement or the Management Agreement, or the Manager or each Sub-Adviser to perform its obligations under the Sub-Advisory Agreement(s) to which it is a party.

(vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Manager, threatened against or affecting the Manager or the Sub-Advisers or any “affiliated person” (as such term is defined in the 1940 Act) of the Manager or the Sub-Advisers or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Manager or the Sub-Advisers, materially and adversely affect the properties or assets of the Manager or the Sub-Advisers or materially impair or adversely affect the ability of the Manager or the Sub-Advisers to function as an investment manager or sub-adviser, as applicable, or perform their obligations under the Management Agreement or Sub-Advisory Agreement(s) to which such Manager or Sub-Adviser is a party, or which is required to be disclosed in the Registration Statement and the Prospectus.

(viii) Absence of Violation or Default. The Manager and Sub-Advisers are not in violation of their articles of organization, by-laws or other organizational documents or in default under any agreement, indenture or instrument have a Material Adverse Effect on the Manager’s or a Sub-Adviser’s ability to function as an investment manager or sub-adviser, as applicable, or perform its obligations under the Management Agreement or Sub-Advisory Agreement(s) to which it is a party.

(ix) Absence of Required Approvals and Conflicts. Neither the execution, delivery or performance of this Agreement, the Management Agreement or the Sub-Advisory Agreements by the Manager and the Sub-Advisers to which such Manager or Sub-Adviser is a party, nor the consummation by the Manager or Sub-Advisers of the transactions contemplated hereby or thereby requires the Manager or Sub-Advisers to obtain any consent, approval, authorization or other order of or registration or filing with, the Commission, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court, regulatory body, administrative agency or other governmental body, agency or official or conflicts or will conflict with or constitutes or will constitute a breach of or a default under the operating agreement or by-laws, or other organizational documents of the Manager or Sub-Advisers.

(x) Permits and Licenses. The Manager and the Sub-Advisers have such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own their properties and to conduct their business in the manner described in the Prospectus; the Manager and the Sub-Advisers have fulfilled and performed all of their obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the Manager or the Sub-Advisers under any such permit; and, except as described in the Prospectus, none of such permits contains any restriction that is burdensome to the Manager or the Sub-Advisers.

(xi) Market Stabilization Activities. Except as stated in this Agreement and in the Prospectus, the Manager and the Sub-Advisers have not taken, nor will they take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities issued by the Fund to facilitate the sale or resale of the Common Shares, and the Manager and the Sub-Advisers are not aware of any such action taken or to be taken by any affiliates of the Manager or the Sub-Advisers.

(xii) Control of Electronic Information. In the event that the Fund, the Manager or the Sub-Advisers makes available any promotional materials intended for use only by qualified broker dealers and registered representatives thereof by means of a proprietary Internet web site administered by such party or similar electronic means, the Fund, the Manager or the Sub-Advisers, as applicable, will install and maintain pre-qualification and password protection or similar procedures which are reasonably designed to restrict access to such promotional materials by persons other than qualified broker dealers and representatives thereof.

SECTION 2. Sale and Delivery to Dealer; Closing.

(a) Common Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Common Shares shall be offered to the public during an initial offering period that commences on [            ], 2007 and shall terminate on [            ], 2007 (the “Initial Offering Period”), In connection with the Initial Offering Period, the Fund agrees to pay to the Distributor, and the Distributor to the Dealer, a commission of up to $1.125 per Common Share sold through and purchased by customers of the Dealer during the Initial Offering Period as determined as set forth in the Prospectus. The Distributor shall pay the Dealer a marketing support fee with respect to Common Shares sold through and purchased by customers of Dealer during the Initial Offering Period in such amount as shall be agreed by the Distributor and the Dealer in the Dealer Agreement.

(b) Payment. Payment of the purchase price for and delivery of the Common Shares purchased by customers of Dealer shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Dealer, the Fund and the Distributor, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Dealer, the Fund and the Distributor (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Dealer of the Common Shares to be purchased by its customers.

SECTION 3. Covenants.

(a) The Fund, the Manager and the Distributor, jointly and severally, covenant with the Dealer as follows:

(i) Compliance with Securities Regulations and Commission Requests. The Fund, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A, and will notify the Dealer immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Common Shares. The Fund will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration of the Fund pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

(ii) Filing of Amendments. The Fund will give the Dealer notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Dealer with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Dealer or its counsel shall reasonably object.

(iii) Delivery of Registration Statements. The Fund has furnished or will deliver upon request to the Dealer and its counsel, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and a signed copy of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Dealer will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv) Delivery of Prospectuses. The Fund has delivered to the Dealer, without charge, as many copies of each preliminary prospectus as the Dealer reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to the Dealer, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Dealer will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Continued Compliance with Securities Laws. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Common Shares in the Initial Offering Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Dealer or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Dealer such number of copies of such amendment or supplement as the Dealer may reasonably request; provided that, if the supplement or amendment is required exclusively as a result of a misstatement in or omission from the information provided to the Fund in writing by the Dealer expressly for use in the Prospectus, the Fund may deliver such supplement or amendment to the Dealer at a reasonable charge not to exceed the actual cost thereof to the Fund. If at any time following issuance of a Rule 482 Statement, there occurred or occurs an event or development as a result of which such Rule 482 Statement included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Fund will promptly notify the Dealer and will promptly amend or supplement, at its own expense, such Rule 482 Statement to eliminate or correct such conflict.

(vi) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Dealer, to qualify the Common Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign business trust or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Common Shares have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(vii) Rule 158. The Fund will make generally available to its securityholders, as soon as practicable after the first fiscal year of the Fund covering a full twelve-month period, an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 1l(a) of the 1933 Act.

(viii) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Common Shares in the manner specified in the Prospectus under “Use of Proceeds”.

(ix) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

(x) Subchapter M. The Fund will use its best efforts to comply with the requirements of Subchapter M of the Code and qualify as a regulated investment company under the Code.

(xi) No Manipulation of Market for Common Shares. The Fund will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Common Shares, and (b) until the Closing Date, (i) sell, bid for or purchase the Common Shares or pay any person any compensation for soliciting purchases of the Common Shares or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

(xii) Rule 462(b) Registration Statement. If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, or as soon as reasonably practicable thereafter, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

SECTION 4. Payment of Expenses.

The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Dealer of this Agreement, any other agreement with Dealer and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Common Shares, (iii) the preparation, issuance and delivery of any certificates as may be issued for the Common Shares to the Dealer, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Common Shares to the Dealer, (iv) the fees and disbursements of the Fund’s counsel, independent registered public accounting firm and other advisors, (v) the qualification of the Common Shares under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Dealer in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Dealer of copies of each preliminary prospectus, Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Dealer of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Common Shares, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Dealer in connection with, the review by the NASD of the terms of the sale of the Common Shares, if applicable, and (x) the printing of any sales material.

SECTION 5. Conditions of Dealer’s Obligations.

The purchase of the Common Shares by customers of the Dealer are subject to the accuracy of the representations and warranties of the Fund, the Manager and the Distributor contained in Section 1 hereof or in certificates of any officer of the Fund, the Manager, the Distributor, RCM or AGIA delivered pursuant to the provisions hereof, to the performance by the Fund, the Manager, the Distributor, RCM and AGIA of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the knowledge of the Fund, the Manager or the Distributor, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Dealer. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A or a certification must have been filed in accordance with Rule 497(j)).

(b) Opinion of Counsel for the Fund, the Manager and the Sub-Advisers. At Closing Time, the Dealer shall have received favorable opinions, dated as of Closing Time, of counsel for the Fund, the Manager and each of the Sub-Advisers, in form and substance satisfactory to counsel for the Dealer substantially to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Dealer may reasonably request.

(c) Opinion of Counsel for the Dealer. At Closing Time, the Dealer shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Dealer with respect to the matters set forth in Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Dealer. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

(d) Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Dealer shall have received a certificate of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of the Manager, RCM and AGIA, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections l(a) and (b) hereof, as applicable, are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Fund, the Manager and the Sub-Advisers, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to Closing Time, (iv) with respect to the certificate by an officer of the Manager, RCM and AGIA only, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Manager, RCM or AGIA, whether or not arising in the ordinary course of business and (v) no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or are contemplated by the Commission.

(e) Independent Registered Public Accounting Firm’s Comfort Letter. At the time of the execution of this Agreement, the Dealer shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Dealer, containing statements and information of the type ordinarily included in independent registered public accounting firms’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Bring-down Comfort Letter. At Closing Time, the Dealer shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Additional Documents. At Closing Time, counsel for the Dealer shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Common Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund, the Manager and the Distributor in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Common Shares as herein contemplated shall be satisfactory in form and substance to the Dealer and its counsel.

(h) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Dealer by notice to the Distributor at any time at or prior to Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Dealer. The Fund, the Distributor and the Manager, jointly and severally, agree to indemnify and hold harmless the Dealer and each person, if any, who controls the Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Rule 482 Statement, if any, or the Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the prior written consent of the Fund, the Distributor and the Manager; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Dealer), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund, the Manager or the Distributor by the Dealer expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus or the Prospectus.

(b) Indemnification of the Fund, the Distributor, the Manager, Trustees and Officers. The Dealer agrees to indemnify and hold harmless the Fund, the Distributor and the Manager, their respective directors and trustees, each of the Fund’s officers who signed the Registration Statement, and each person, if any, who controls the Fund, the Distributor or the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Fund, Distributor or the Manager by the Dealer expressly for use in the Registration Statement or such preliminary prospectus or the Prospectus.

(c) Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Fund, the Distributor and the Manager also, jointly and severally, agree to indemnify and hold harmless the Dealer and each person, if any, who controls the Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any sales material used for the Fund with respect to the Initial Offering Period.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Dealer, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund, the Distributor and the Manager. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution.

(a) If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, claims, damages, liabilities or expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund, the Distributor and the Manager on the one hand and the Dealer on the other hand from the offering of the Common Shares, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund, the Distributor and the Manager on the one hand and the Dealer on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Fund, the Distributor and the Manager on the one hand and the Dealer on the other hand in connection with the offering of the Common Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares (before deducting expenses) received by the Fund and the sales commission discount received by the Dealer (whether from the Fund or otherwise), in each case as set forth on the cover of and otherwise in the Prospectus. The relative fault of the Fund, the Distributor and the Manager on the one hand and the Dealer on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund, the Distributor and the Manager or by the Dealer and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Fund, the Distributor, the Manager and the Dealer agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of the losses, claims, damages, liabilities and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, the Dealer shall not be required to contribute any amount in excess of the amount by which the total price at which the Common Shares sold by or through it and distributed to the public were offered to the public exceeds the amount of any damages which the Dealer has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Dealer, and each trustee of the Fund, each director of the Distributor and the Manager, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund, the Distributor or the Manager, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund, the Distributor and the Manager, respectively.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund, the Manager, the Distributor or the Sub-Advisers submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Dealer or controlling person, or by or on behalf of the Fund, the Manager, the Distributor or the Sub-Advisers and shall survive delivery of the Common Shares to the Dealer or its customers.

SECTION 9. Term and Termination of Agreement.

(a) Term. This Agreement shall become effective upon its execution and, unless sooner terminated as provided for in this Section 9, shall continue in full force and effect through the Closing Time, after which this Agreement shall terminate. Notwithstanding anything to the contrary in this Agreement, it is understood that the rights, responsibilities, obligations, duties and liabilities of the parties hereto under this Agreement shall apply and relate only to Common Shares of the Fund offered and sold during the Initial Offering Period, and shall not apply or relate to any subsequent continuous or other offering of the Fund’s common shares or other securities by or through Dealer or otherwise.

(b) Termination; General. The Dealer may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, the Manager or the Sub-Advisers, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Dealer, impracticable or inadvisable to market the Common Shares or to enforce contracts for the sale of the Common Shares, or (iii) if trading generally on the New York Stock Exchange, the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

The Fund may terminate this Agreement, by notice to the Dealer, at any time at or prior to the Closing Time if it determines, in its sole discretion, not to offer and sell the Common Shares during the Initial Offering Period.

(c) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 13 and 14 shall survive such termination and remain in full force and effect.

SECTION 10. Tax Disclosure.

Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Fund (and each employee, representative or other agent of the Fund) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011,6111 and 6112 of the U. S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 11. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Dealer shall be directed to Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, attention of Equity Capital Markets, Attention: [                                ]; and notices to the Fund, the Distributor and the Manager shall be directed, as appropriate, to the office of Allianz RCM Global EcoTrends Fund, c/o Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas, New York, New York 10105, Attention: William V. Healey; Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas, New York, New York 10105, Attention: William V. Healey; Allianz Global Investors Distributors LLC, 2187 Atlantic Street, Stamford, Connecticut 06902, Attention: William V. Healey.

SECTION 12. Parties.

This Agreement shall each inure to the benefit of and be binding upon the Dealer, the Fund, the Distributor, the Manager and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Dealer, the Fund, the Distributor, the Manager and their respective successors and the controlling persons and officers and directors or trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Dealer, the Fund, the Distributor, the Manager and their respective partners and successors, and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Common Shares from or through the Dealer shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. No Fiduciary Relationship.

The Fund acknowledges and agrees that (i) the purchase and sale of the Common Shares, including the determination of the public offering price of the Common Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Fund and/or the Distributor, on the one hand, and the Dealer, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Dealer is and has been acting solely as a principal and is not the agent or fiduciary of the Fund or its stockholders, creditors, employees or any other party, (iii) the Dealer has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Fund with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Dealer has advised or is currently advising the Fund on other matters) and the Dealer does not have any obligation to the Fund with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Dealer and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund, and (v) the Dealer has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Fund has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. GOVERNING LAW AND TIME.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16. Massachusetts Business Trust.

A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Fund by an officer or trustee of the Fund in his or her capacity as an officer or trustee of the Fund and not individually and that the obligations of or arising out of this instrument are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Dealer, the Fund, the Manager and the Distributor in accordance with its terms.

Very truly yours,

Allianz RCM Global EcoTrends Fund

By:
Name:
Title:

Allianz Global Investors Distributor LLC

By:
Name:
Title:

Allianz Global Investors Fund Management LLC

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Authorized Signatory

Exhibit A

FORM OF OPINION OF

COUNSEL FOR THE FUND, MANAGER AND SUB-ADVISERS

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

A-1

Exhibit B

FORM OF OPINION OF COUNSEL FOR DEALER

TO BE DELIVERED PURSUANT TO

SECTION 5(c)

B-1